As filed with the U.S. Securities and Exchange Commission on November 5, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Figure Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	99-2556408
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 West Liberty Street, Suite 600

Reno, NV 89501

(917) 789-8049

(Address of principal executive offices, including zip code)

Figure Technology Solutions, Inc. 2018 Equity Incentive Plan

Figure Technology Solutions, Inc. 2024 Equity Incentive Plan

(Full title of the plans)

Michael Tannenbaum

Chief Executive Officer

Figure Technology Solutions, Inc.

100 West Liberty Street, Suite 600

Reno, NV 89501

(917) 789-8049

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe Ian D. Schuman Adam J. Gelardi Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200	Ronald Chillemi Chief Legal Officer and Corporate Secretary Figure Technology Solutions, Inc. 100 West Liberty Street, Suite 600 Reno, NV 89501 (917) 789-8049

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock, par value $0.0001 per share (the “Shares”), of Figure Technology Solutions, Inc. (the “Registrant”) that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), by certain stockholders that are current and former directors, officers, other employees, and consultants of the Registrant (each, a “Selling Stockholder”) for their own accounts. Certain of the Selling Stockholders may be eligible to sell a portion of their Shares prior to the expiration of market standoff agreements or the lock-up agreements that they have entered into with the underwriters for the Registrant’s initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in the Registrant’s registration statement on Form S-1, initially filed with the Securities and Exchange Commission on August 18, 2025 and as amended from time to time thereafter (File No. 333-289695). Subject to such market standoff agreements or lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and the Registrant does not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

Figure Technology Solutions, Inc.

7,356,705 Shares of Class A Common Stock

This prospectus relates to 7,356,705 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (“Class A common stock”), of Figure Technology Solutions, Inc. (“us,” “we,” or the “Registrant”), which may be offered from time to time by certain stockholders that are our current or former directors, officers, other employees, and consultants (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to our 2018 Equity Incentive Plan and 2024 Equity Incentive Plan, each as amended (collectively, the “Plans”).

The Selling Stockholders may sell the Shares described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions, and sales by a combination of these methods. Certain of the Selling Stockholders may be eligible to sell a portion of their Shares prior to the expiration of market standoff agreements or the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, initially filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2025 and as amended from time to time thereafter (File No. 333-289695). Subject to such market standoff agreements or lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder, following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock is listed on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “FIGR.” On November 5, 2025, the last sale price of our Class A common stock as reported on the Nasdaq was $38.69 per share.

The amount of Shares to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling the Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” on page 2 of this prospectus.

The SEC may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts, or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 5, 2025

ABOUT THIS REOFFER PROSPECTUS

Figure Technology Solutions, Inc. (“FTS”), the Registrant whose name appears on the cover of this registration statement, is a corporation incorporated under the laws of the State of Nevada.

In March 2024, we separated our business through a series of transactions in which Figure Lending Corp. (“FLC”) and Figure Markets Holdings, Inc. (“FMH”) were separated and began operating as separate businesses (the “Separation”). In connection with and to effectuate the Separation, FT (as defined below) created each of FMH and FTS, then named FT Intermediate, Inc., as direct wholly-owned subsidiaries of FT. Following the formation of these entities, we completed the Separation through a series of steps, which resulted in, (i) FLC being the sole owner of certain lending-related intellectual property and commercial contracts that were previously owned by FT, (ii) FTS becoming a holding company whose principal assets were the shares it held in FLC, (iii) FMH becoming a separate company, and (iv) FT being a wholly-owned subsidiary of FMH. On March 19, 2024, Figure Technologies, Inc. converted into Figure Technologies, LLC. As used in this prospectus, unless the context otherwise indicates, any reference to “FT” refers to Figure Technologies, LLC (f/k/a Figure Technologies, Inc.).

The board of directors of each of FLC and FMH made a determination that it is in the best interests of both entities to recombine the businesses. On August 29, 2025, we recombined the businesses through a series of transactions (the “Recombination”), and FMH became a wholly-owned subsidiary of FTS. Upon the consummation of the Recombination, FTS changed its name to Figure Technology Solutions, Inc.

As a result of the Recombination, (i) FTS is a holding company with its principal assets consisting of shares in FLC and FMH, (ii) FTS is the sole shareholder of FLC and FMH, (iii) FMH is a wholly-owned subsidiary of FTS, and (iv) FTS operates and controls all of the business and affairs of FLC, FMH, and their respective direct and indirect subsidiaries.

As used in this prospectus, unless the context otherwise indicates, any reference to “Figure,” “our Company,” “us,” “we,” and “our” refers to FTS, which as a result of the Recombination includes FMH, a Nevada corporation and a wholly-owned subsidiary of FTS, together with its consolidated subsidiaries.

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the Selling Stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations, and prospects may have changed since that date.

We use Figure, the Figure logo, and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or an endorsement or sponsorship of, any other entity.

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THE COMPANY

Figure is building the future of capital markets using blockchain-based technology.

Figure’s proprietary technology powers next-generation lending, trading and investing activities in areas such as consumer credit and digital assets. Our application of the blockchain ledger allows us to better serve our end-customers, improve speed and efficiency, and enhance standardization and liquidity. Using our technology, we continue to develop dynamic, vertically-integrated marketplaces across the approximately $2 trillion consumer credit market and the rapidly growing approximately $4 trillion cryptocurrency and digital asset market.

We began addressing the consumer credit market in 2018 with our Figure-branded product, which catered to direct-to-consumer home equity loans. We then expanded further through Partner-branded strategies, in which a growing number of partners use our technology to independently originate home equity loans. In June 2024, we launched Figure Connect, an electronic marketplace that employs blockchain technology, to directly connect sellers and buyers of loans.

With our technology applicable to the broader capital markets, we are expanding beyond our foundational solutions by developing trading and investing products. One example is Figure Exchange, a digital asset marketplace that provides customers advantages for crypto-trading, such as cross-asset collateralization for margin lending. Another example is YLDS, a groundbreaking interest-bearing peer-to-peer transferable stablecoin that is both native to a public blockchain and a security registered with the SEC. YLDS has many use cases resulting from its status as a security, including yielding collateral for institutions, cross-border payments and serving as the de-facto currency of Figure Exchange.

We believe that we have established a regulatory and licensing apparatus that sets us apart from our competitors and enables us to continue expanding our diverse product offering.

Corporate Information

Figure Technology Solutions, Inc. was formed as FT Intermediate, Inc. and incorporated in the State of Delaware on March 18, 2024. On April 28, 2025, FTS converted to a Nevada corporation. On August 29, 2025, upon the consummation of the Recombination, FTS changed its name to Figure Technology Solutions, Inc. Our principal executive offices are located at 100 West Liberty Street, Suite 600, Reno, Nevada 89501. Our telephone number is (917) 789-8049. Our website is https://www.figure.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Prospectus dated September 10, 2025, filed with the SEC on September 11, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-289695), which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, financial condition, results of operations, and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include statements about:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, ability to determine reserves, and ability to remain profitable;

●	the risks associated with our business, including the risks associated with loan repurchases, customer loan defaults, prepayments, and underwriting, originating, and servicing loans;

●	our ability to maintain, expand, and enter into new relationships with partners and loan purchasers on the secondary market, and our ability to broaden our network of partners;

●	our ability to successfully execute our business and growth strategy;

●	the demand for our products and services and our ability to expand our product offerings;

●	partners, customer and loan purchaser acceptance of our blockchain-supported platform;

●	anticipated trends, growth rates, and challenges in our business, the cryptoeconomy, the price, and market capitalization of digital assets and in the markets in which we operate;

●	the impact of changes in prevailing interest rates or U.S. monetary policies on our business, financial condition and results of operations;

●	the impact of natural disasters, power outages, telecommunications failures, public health crises, and similar events, and interruptions by human-made problems such as war, terrorism, cyberattacks, and other actions, on global capital and financial markets, general economic conditions in the United States, and our business, financial conditions and results of operations;

●	our ability to successfully compete with companies that are currently in, or may in the future enter, the markets in which we operate;

●	our ability to design, maintain, and refine our models to timely and accurately process data with respect to creditworthiness, prepayment rates, customer acquisition, fraud detection, customer default, loan stacking, prepayment timing, and fee optimization, among other things;

●	our expectations regarding the effects of, and our ability to successfully adapt to and comply with, complex and evolving regulatory and legal environments, including those related to lending and mortgages, money transmission, consumer protection and loan financings, digital assets, tax, privacy, data protection, information security, blockchain technology, machine learning, and artificial intelligence;

●	the impact of and our ability to protect against increasingly sophisticated fraudulent borrowing and online theft;

●	our and our third parties’ abilities to maintain the security and availability of our platforms, and the impacts of potential information technology, cybersecurity, or data security breaches;

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●	our ability to maintain, protect and enforce our intellectual property;

●	the sufficiency of our cash, cash equivalents, and marketable securities to meet our liquidity needs;

●	our ability to successfully obtain and maintain funding and liquidity to support our operations, including through our warehouse credit facilities, for loan originations, continued growth, and general corporate purposes;

●	our ability to attract, integrate, and retain key personnel and qualified employees;

●	loss of our key management;

●	Mr. Cagney’s control over us;

●	our ability to successfully build our brand and protect our reputation from negative publicity;

●	the increased expenses associated with being a public company;

●	our ability to remediate material weaknesses in our internal controls over financial reporting;

●	our ability to operate effectively as an independent, publicly traded company and achieve the benefits we expect from the Recombination; and

●	risks associated with ownership of our securities.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, results of operations, financial condition, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. You should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

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SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of October 31, 2025, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 7,356,705 Shares acquired by certain of our current or former directors, officers, other employees, and consultants upon the exercise of stock options and settlement of restricted stock units (“RSUs”) granted under the Plans.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of October 31, 2025 or issuable pursuant to RSUs that are subject to vesting and settlement conditions expected to occur within 60 days of October 31, 2025. Shares issuable pursuant to such stock options and RSUs are deemed outstanding for computing the percentage of the person holding such options or RSUs but are not outstanding for computing the percentage of any other person.

Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of October 31, 2025, subject to community property laws where applicable.

We have based percentage ownership of our common stock before this offering on 176,100,512 shares of our Class A common stock outstanding as of October 31, 2025.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Figure Technology Solutions, Inc., 100 West Liberty Street, Suite 600, Reno, Nevada 89501.

	Class A Shares Beneficially Owned Prior to the Offering		Class A Shares Being Offered(1)	Class A Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Shares	Percentage(3)	Shares	Shares	Percentage(3)
Michael Tannenbaum, Chief Executive Officer and Director(4)	3,763,221	2.1%	1,622,674	2,140,547	1.2%
Macrina Kgil, Chief Financial Officer(5)	358,574	*	179,287	179,287	*
Todd Stevens, Chief Capital Officer(6)	461,335	*	153,125	308,210	*
Michael Cagney, Director(7)	53,723,137	24.1%	5,372,312	48,350,825	21.7%
June Ou, Director(8)	53,723,137	24.1%	5,372,312	48,350,825	21.7%
Other Named Selling Stockholders(9)	718,741	*	29,210	689,531	*
Other Selling Stockholders(10)	3,154	*	97	3,057	*

*	Represents beneficial ownership of less than 1%.

(1)	Includes shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock.

(2)	Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

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(3)	For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the applicable holder (to the extent such holder holds any shares of Class B common stock).

(4)	Consists of (i) 1,145,427 shares of Class A common stock held by Michael Tannenbaum, (ii) 2,132,284 shares underlying options to purchase Class A common stock held by Mr. Tannenbaum that are currently exercisable or would be exercisable within 60 days of October 31, 2025, and (iii) 485,510 shares of Class A common stock issuable upon the vesting and settlement of RSUs within 60 days of October 31, 2025.

(5)	Consists of (i) 179,287 shares underlying options to purchase Class A common stock held by Macrina Kgil that are currently exercisable or would be exercisable within 60 days of October 31, 2025 and (ii) 179,287 shares of Class A common stock issuable upon the vesting and settlement of RSUs within 60 days of October 31, 2025.

(6)	Consists of (i) 303,475 shares underlying options to purchase Class A common stock held by Todd Stevens that are currently exercisable or would be exercisable within 60 days of October 31, 2025 and (ii) 157,860 shares of Class A common stock issuable upon the vesting and settlement of RSUs within 60 days of October 31, 2025.

(7)	Consists of (i) 28,220,637 shares of Class B common stock held by Michael Cagney, (ii) 4,559,904 shares underlying options to purchase Class B common stock held by Mr. Cagney that are currently exercisable or would be exercisable within 60 days of October 31, 2025, (iii) 2,237,012 shares of Class B common stock held by Rockfish LLC (“Rockfish”), (iv) 7,435,398 shares of Class B common stock held by various trusts for which Mr. Cagney and June Ou are the trustees, (vi) 6,878,993 shares of Class A common stock held by Ms. Ou, and (vii) 4,391,193 shares underlying options to purchase Class A common stock held by Ms. Ou that are currently exercisable or would be exercisable within 60 days of October 31, 2025. All investment decisions for Rockfish are controlled by Mr. Cagney, as the sole member of Rockfish. Mr. Cagney and Ms. Ou are husband and wife.

(8)	See footnote (7) above.

(9)	Includes the following 15 named non-affiliate persons, each of whom holds at least 1,000 Shares or equity awards issuable for an amount equal to 1% or more of the securities issuable pursuant to our 2018 Equity Incentive Plan or 2024 Equity Incentive Plan: Connor Matheson, Daniel Sarafa, Jason Talis, Jesse Shirley, John Louie, Jonas Gorauskas, Josh Islas, Kolin Ohi, Kory Herzinger, Michael Emery, Morley Tatro, Roy Dammarell, Trevor Brooks, Trevor Murray, and Valerie Wagner.

(10)	Includes three unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and equity awards issuable for an amount less than 1% of the securities issuable pursuant to our 2018 Equity Incentive Plan or 2024 Equity Incentive Plan, each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our Class A common stock.

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PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Stockholders, or

●	through underwriters, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers, or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions, or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements, or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers, or agents, (2) any discounts, commissions, and other terms constituting compensation from the Selling Stockholders, and (3) any discounts, commissions, or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise, or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

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LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of FT Intermediate, Inc. and Figure Markets Holdings, Inc. and their subsidiaries as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a) the Registrant’s Prospectus filed on September 10, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-289695), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b) the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-42829), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on September 8, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our corporate website at https://investors.figure.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to 100 West Liberty Street, Suite 600, Reno, Nevada 89501, (917) 789-8049.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*	The information called for in Part I of Form S-8 to be contained in this Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

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PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by Figure Technology Solutions, Inc. (the “Registrant”) with the SEC are incorporated by reference into this Registration Statement:

(a) the Registrant’s Prospectus filed on September 10, 2025 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-289695), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(c) the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-42829), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on September 8, 2025, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Nevada and governed by the Nevada Revised Statutes (“NRS”). NRS 78.138 provides that, subject to certain exceptions under Nevada law, unless the articles of incorporation or an amendment thereto provides for greater individual liability, a director or officer is not individually liable to a corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption of the business judgment rule set forth in NRS 78.138(3) has been rebutted and it is proven that (i) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (ii) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

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NRS 78.7502 provides, in general, that a corporation may indemnify, pursuant to that statutory mechanism, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a manager of a limited liability company, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS 78.7502 also provides, in general, that a corporation may indemnify, pursuant to that statutory mechanism, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person is not liable pursuant to NRS 78.138 or acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any indemnification pursuant to the statutory mechanism provided under NRS 78.7502, as described above, unless ordered by a court or advanced pursuant to NRS 78.751(2), may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

NRS 78.751 further provides that indemnification pursuant to the statutory mechanism provided under NRS 78.7502 does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the registrant’s amended and restated articles of incorporation, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

The Registrant’s amended and restated articles of incorporation contain provisions that limit the individual liability of the Registrant’s directors and certain of the Registrant’s officers for damages to the fullest extent permitted by the NRS. Any amendment, repeal, or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal, or elimination. If the NRS is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of the Registrant’s directors and officers will be further limited to the greatest extent permitted by the NRS.

In addition, the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees, agents, and any other persons, to the fullest extent permitted by the NRS. The Registrant’s bylaws also provide that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

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Further, the Registrant has entered into or will enter into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the NRS. These indemnification agreements require the Registrant to, among other things, indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require the Registrant to advance all expenses reasonably and actually incurred by its directors and executive officers in investigating or defending any such action, suit, or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in the Registrant’s amended and restated articles of incorporation, amended and restated bylaws, and indemnification agreements may discourage stockholders from bringing a lawsuit against the Registrant’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against the Registrant’s directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of the Registrant’s directors or officers, or is or was one of the Registrant’s directors or officers serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies under which the Registrant’s directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits, or proceedings to which they are parties by reason of being or having been the Registrant’s directors or officers. The coverage provided by these policies may apply whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the NRS.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

See also the Undertakings set forth in the response to Item 9 herein.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by the Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with the Registrant, to information about the Registrant.

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Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date
4.1	Second Amended and Restated Articles of Incorporation of Figure Technology Solutions, Inc.	8-K	001-42829	3.1	September 12, 2025
4.2	Amended and Restated Bylaws of Figure Technology Solutions, Inc.	8-K	001-42829	3.2	September 12, 2025
4.3	Form of Class A Common Stock Certificate.	S-1/A	333-289695	4.1	September 2, 2025
4.4	Form of Class B Common Stock Certificate.	S-8	333-289695	4.2	September 2, 2025
5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.
23.1*	Consent of Independent Registered Public Accounting Firm, as to FT Intermediate, Inc.
23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to the Registration Statement).
99.1#	2018 Equity Incentive Plan.	S-8	333-290240	99.1	September 12, 2025
99.2#	Form of Restricted Stock Unit Grant Notice and Agreement under the 2018 Equity Incentive Plan.	S-1/A	333-289695	10.3	August 25, 2025
99.3#	Form of Stock Option Grant Notice and Agreement under the 2018 Equity Incentive Plan.	S-1/A	333-289695	10.4	August 25, 2025
99.4#	2024 Equity Incentive Plan.	S-8	333-290240	99.3	September 12, 2025
99.5#	Form of Stock Option Grant Notice and Agreement under the 2024 Equity Incentive Plan.	S-8	333-290240	99.4	September 12, 2025
107*	Filing Fee Table.

*	Filed herewith.
#	Indicates management contract or compensatory plan.

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Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 5th day of November, 2025.

FIGURE TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Michael Tannenbaum
Name:	Michael Tannenbaum
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Tannenbaum and Macrina Kgil, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place, or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Tannenbaum
Michael Tannenbaum	Chief Executive Officer (Principal Executive Officer) and Director	November 5, 2025

/s/ Macrina Kgil
Macrina Kgil	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 5, 2025

/s/ Adam Boyden
Adam Boyden	Director	November 5, 2025

/s/ Michael Cagney
Michael Cagney	Director	November 5, 2025

/s/ David Katsujin Chao
David Katsujin Chao	Director	November 5, 2025

/s/ Lesley Goldwasser
Lesley Goldwasser	Director	November 5, 2025

/s/ Sachin Jaitly
Sachin Jaitly	Director	November 5, 2025

/s/ Daniel Morehead
Daniel Morehead	Director	November 5, 2025

/s/ June Ou
June Ou	Director	November 5, 2025

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